EXHIBIT 21

                ROGERS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                         Subsidiaries of the Registrant

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                                                                           Percentage of
                                                                                  Voting     Jurisdiction of
                                                                              Securities    Incorporation or
Company                                                                            Owned        Organization
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
Rogers L-K Corp.                                                                  100%             Delaware
Rogers Japan Inc.                                                                 100%             Delaware
Rogers Southeast Asia, Inc.                                                       100%             Delaware
Rogers Taiwan, Inc.                                                               100%             Delaware
Rogers Korea, Inc.                                                                100%             Delaware
Rogers China, Inc.                                                                100%             Delaware
Rogers Technologies Singapore, Inc.                                               100%             Delaware
Rogers Specialty Materials Corporation                                            100%             Delaware
Rogers Circuit Materials Incorporated                                             100%             Delaware
Rogers Technologies (Suzhou) Co., Ltd.                                            100%                China
TL Properties, Inc.                                                               100%              Arizona
World Properties, Inc.                                                            100%             Illinois
Rogers Technologies (Barbados) SRL                                                100%             Barbados
Rogers Induflex N.V.                                                              100%              Belgium
Rogers N.V.                                                                       100%              Belgium
Rogers GmbH                                                                       100%              Germany
Rogers (U.K.) Ltd.                                                                100%              England
Rogers S.A.                                                                       100%               France
Rogers (Shanghai) International Trading Co. Ltd.                                  100%                China
Rogers (Shanghai) International Trading Co. Ltd. - Shenzen Branch                 100%                China
Rogers KF, Inc.                                                                   100%             Delaware
KF, Inc.                                                                          100%                Korea

Rogers Inoac Corporation *                                                         50%                Japan
Rogers Inoac Suzhou Corporation *                                                  50%                China
Polyimide Laminate Systems, LLC *                                                  50%             Delaware
Rogers Chang Chun Technology Co. Ltd. *                                            50%               Taiwan

* These entities are unconsolidated joint ventures and accordingly are not included in the consolidated financial statements of
Rogers Corporation, except to the extent required by the equity method of accounting.
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